UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 20, 2009

IPC Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

0-27662	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification No.)

American International Building 29 Richmond Road Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

(441) 298-5100

(Registrant’s telephone number,

including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On July 20, 2009, IPC Holdings, Ltd. (“IPC”) mailed a notice to its shareholders, which is filed as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference, regarding a special general meeting of IPC’s shareholders. If the proposed amalgamation between IPC and Validus, Ltd. contemplated by the amalgamation agreement among IPC, Validus Holdings, Ltd. (“Validus”) and Validus Ltd. is consummated prior to December 31, 2009, the special general meeting described in the notice will not be held and the proposals summarized in the notice will not be voted on. Since Validus requisitioned this special general meeting on June 29, 2009, IPC and Validus have agreed to an amalgamation whereby IPC would become a wholly owned subsidiary of Validus and, while this special general meeting must be called pursuant to Bermuda law, the purpose of the meeting, and the proposals summarized in the notice, have been superseded by such agreement. It presently is expected that the special general meeting will not occur, and Validus and IPC have agreed not to solicit proxies for or against these proposals.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
Exhibit 99.1	Notice to IPC shareholders of requisitioned special general meeting

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC HOLDINGS, LTD.

By	/s/ Melanie J. Saunders
Melanie J. Saunders Company Secretary

Date: July 20, 2009

EXHIBIT INDEX

Exhibit	Description
Exhibit 99.1	Notice to IPC shareholders of requisitioned special general meeting